Exhibit 4.2

[FORM OF FACE OF MANDATORY CONVERTIBLE PREFERRED SHARE CERTIFICATE]

[INCLUDE FOR GLOBAL PREFERRED SHARES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK COMPANY (“DTC”), TO THE COMPANY OR THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Certificate Number [ ]	Number of Mandatory Convertible Preferred Shares: [ ]

CUSIP M8769Q 136

ISIN IL0062905489

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

7.00% Mandatory Convertible Preferred Shares

(nominal (par) value NIS 0.10 per share)

(Liquidation Preference as specified below)

TEVA PHARMACEUTICAL INDUSTRIES LIMITED, a company organized under the laws of Israel (the “Company”), hereby certifies that [            ] (the “Holder”), is the registered owner of [            ] fully paid and non-assessable shares of the Company’s designated 7.00% Mandatory Convertible Preferred Shares, with a nominal (par) value of NIS 0.10 per share and a Liquidation Preference of US$1,000.00 per share (the “Preferred Shares”). The Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Shares represented hereby are and shall in all respects be subject to the provisions of the Company’s Articles of Association, including Exhibit A thereto establishing the terms of the Preferred Shares, as the same may be amended from time to time (the “Articles of Association”). Capitalized terms used but not defined herein shall have the meaning given them in the Articles of Association. The Company will provide a copy of the Articles of Association to the Holder without charge upon written request to the Company at its principal place of business. In the case of any conflict between this Certificate and the Articles of Association, the provisions of the Articles of Association shall control and govern.

Reference is hereby made to the provisions of the Preferred Shares set forth on the reverse hereof and in the Articles of Association, which provisions shall for all purposes have the same effect as if set forth at this place.

The Preferred Shares shall be convertible in the manner and accordance with the terms set forth in the Articles of Association. Cumulative dividends on each Preferred Share shall be payable at the applicable rate provided in this Certificate and the Articles of Association.

Any amendment, alteration or repeal of any provision of terms of the Preferred Shares stipulated in this share certificate or the Articles of Association so as to adversely affect the special rights, preferences, privileges or voting powers of the Preferred Shares shall require the adoption of a resolution, by a majority of at least three-quarters in voting power of the Preferred Shares who are present, entitled to vote thereon (if any) and voting thereon, voting together as a single class, given in person or by proxy or by an Authorized Person, at a meeting of holders of Preferred Shares pursuant to Section 6(b) of Exhibit A to the Articles of Association.

Pursuant to Article 23(c) of Exhibit A to the Articles of Association, the Company’s Board of Directors has established the following supplemental term, which shall apply to the Preferred Shares: In respect of any Mandatory Conversion, a certificate representing the ADSs issuable upon conversion shall be issued and delivered to the converting Holder or, if the Preferred Shares being converted are in book-entry form, the ADSs issuable upon conversion shall be delivered to the converting Holder through book-entry transfer through the facilities of the Depositary, in each case together with delivery by the Company to the converting Holder of any cash to which the converting Holder is entitled, on the later of (i) the Mandatory Conversion Date and (ii) the third Business Day immediately succeeding the last day of the Settlement Period.

The Company shall furnish without charge to each Holder who so requests a statement of the designations, voting rights, preferences, limitations, and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and the authority of the Board of Directors of the Company to fix and determine the designations, voting rights, preferences, limitations, and special rights of the classes and series of shares of the Company.

Upon receipt of this executed certificate, the Holder is bound by the Articles of Association and is entitled to the benefits thereunder.

Unless the Transfer Agent and Registrar shall have properly countersigned, these Preferred Shares shall not be entitled to any benefit under the Articles of Association or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by two Officers of the Company this [            ] of [            ] [            ].

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:

Name:
Title:

By:

Name:
Title:

COUNTERSIGNATURE

These are the Preferred Shares referred to in the within-mentioned Articles of Association.

Dated: [            ], [            ]

Computershare Trust Company, N.A., as Registrar and Transfer Agent

By:

Name:
Title:

[FORM OF REVERSE OF MANDATORY CONVERTIBLE PREFERRED SHARE CERTIFICATE]

The following are terms of the Preferred Shares, as approved by the Board of Directors of the Company in accordance with the Articles of Association:

Discount Rate: 3.50% per annum.

Dividend Payment Dates: March 15, June 15, September 15 and December 15 of each year, commencing on March 15, 2016, to and including the Mandatory Conversion Date.

Dividend Rate: 7.00% per annum.

Floor Price: US$21.875 (subject to adjustment from time to time in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth in Section 13 of Exhibit A to the Articles of Association).

Fundamental Change Conversion Rate: The following table sets forth the Fundamental Change Conversion Rate for any Fundamental Change Conversion based on the Fundamental Change Share Price and Fundamental Change Effective Date applicable to such Fundamental Change, as set forth below:

Effective date	US$30.00	US$40.00	US$50.00	US$62.50	US$65.00	US$70.00	US$75.00	US$90.00	US$120.00	US$150.00	US$175.00	US$200.00	US$250.00	US$300.00
December 8, 2015	13.4463	13.6548	13.4014	12.9367	12.8586	12.7288	12.6355	12.5347	12.6693	12.8144	12.8900	12.9402	13.0035	13.0432
December 15, 2016	14.2782	14.4414	14.1414	13.5044	13.3878	13.1874	13.0361	12.8362	12.9004	12.9922	13.0373	13.0679	13.1088	13.1357
December 15, 2017	15.0717	15.2267	15.0094	14.1982	14.0177	13.6925	13.4394	13.1063	13.1125	13.1532	13.1747	13.1906	13.2128	13.2277
December 15, 2018	16.0000	16.0000	16.0000	16.0000	15.3846	14.2857	13.3333	13.3333	13.3333	13.3333	13.3333	13.3333	13.3333	13.3333

The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the above table, in which case:

(1)	if the Fundamental Change Share Price falls between two Fundamental Change Share Price amounts in the table above, or if the Fundamental Change Effective Date falls between two Fundamental Change Effective Dates in the table above, the Fundamental Change Conversion Rate shall be determined by straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the two Fundamental Change Effective Dates based on a 365-day year, as applicable;

(2)	if the Fundamental Change Share Price is in excess of US$300.00 per Preferred Share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv) of Exhibit A to the Articles of Association), then the Fundamental Change Conversion Rate shall be the Minimum Conversion Rate; and

(3)	if the Fundamental Change Share Price is less than US$30.00 per Preferred Share (subject to adjustment in the same manner as adjustments are made to the Fundamental Change Share Price in accordance with the provisions of Section 13(c)(iv) of Exhibit A to the Articles of Association), then the Fundamental Change Conversion Rate shall be the Maximum Conversion Rate.

The Fundamental Change Share Prices are subject to adjustment in accordance with the provisions of Section 13(c)(iv) of Exhibit A to the Articles of Association. The Fundamental Change Conversion Rates are subject to adjustment in the same manner as each Fixed Conversion Rate as set forth in Section 13 of Exhibit A to the Articles of Association.

Mandatory Conversion Date: December 15, 2018.

Maximum Conversion Rate: 16.0000.

Minimum Conversion Rate: 13.3333.

Record Dates: With respect to any Dividend Payment Date, the March 1, June 1, September 1 or December 1 immediately preceding the applicable March 15, June 15, September 15 or December 15 Dividend Payment Date, respectively. These Record Dates shall apply regardless of whether a particular Record Date is a Business Day.

Reference Price: US$62.50.

Threshold Appreciation Price: US$75.00, as may be adjusted from time to time in a manner inversely proportional to each Fixed Conversion Rate as set forth in Section 13 of Exhibit A to the Articles of Association.

If the Company issues ADSs to Holders of Preferred Shares in payment of dividends upon conversion of such shares, the Company will issue a number of ADSs based on the value of the dividend that such Holders would have received (pursuant to the Preferred Shares conversion mechanisms described in Exhibit A to the Articles of Association), less the withholding tax had the dividend been distributed fully in cash.

NOTICE OF CONVERSION

(To be Executed by the Holder

in order to Convert the Preferred Shares)

The undersigned hereby irrevocably elects to convert (the “Conversion”) [            ] shares of 7.00% Mandatory Convertible Preferred Shares (the “Preferred Shares”), of Teva Pharmaceutical Industries Limited (hereinafter called the “Company”), represented by share certificate No(s). [            ] (the “Preferred Share Certificates”), into American Depositary Shares, each one representing one ordinary share, nominal (par) value NIS 0.10 per share, of the Company (“ADSs”) according to the conditions of the Company’s Articles of Association, including Exhibit A thereto establishing the terms of the Preferred Shares (the “Articles of Association”), as of the date written below. If ADSs are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Preferred Share Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles of Association.

Date of conversion:

Applicable conversion rate:

Number of shares of Preferred Shares to be converted:

Number of ADSs to be issued upon conversion:*

Signature:

Name:

Address:**

Fax no.:

*	The Company is not required to issue ADSs until the original Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Conversion and Dividend Disbursing Agent.

**	Address where ADSs and any other payments or certificates shall be sent by the Company.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the Preferred Shares evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the Preferred Shares evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Schedule I1

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

7.00% Mandatory Convertible Preferred Shares

(nominal (par) value NIS 0.10 per share)

Certificate Number: [    ]

The number of Preferred Shares initially represented by this Global Preferred Share shall be [    ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Preferred Shares evidenced by this Global Preferred Share in the table set forth below:

Amount of Decrease in Number of Shares Represented by this Global Preferred Share	Amount of Increase in Number of Shares Represented by this Global Preferred Share	Number of Shares Represented by this Global Preferred Share following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[1]	Attach Schedule I only to Global Preferred Shares.